                                                                     EXHIBIT 4.9





                                TRUST AGREEMENT

                                    BETWEEN



                               PIPER IMPACT, INC.

                                      AND

                       FIDELITY MANAGEMENT TRUST COMPANY





                            PIPER IMPACT 401(K) PLAN

                                     TRUST





                           DATED AS OF MARCH 5, 1997

                               TABLE OF CONTENTS

SECTION                                                                                                               PAGE
---------                                                                                                             ----
 1   TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

 2   EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

 3   DISBURSEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         (a) Directions from Administrator
         (b) Limitations

 4   INVESTMENT OF TRUST    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         (a) Selection of Investment Options
         (b) Available Investment Options
         (c) Participant Direction
         (d) Mutual Funds
         (e) Sponsor Stock
         (f) Notes
         (g) Commingled Pool Investments
         (h) Reliance of Trustee on Directions
         (i) Trustee Powers

 5   RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (a) General
         (b) Accounts
         (c) Inspection and Audit
         (d) Effect of Plan Amendment
         (e) Returns, Reports and Information

 6   COMPENSATION AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

 7   DIRECTIONS AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (a) Identity of Administrator and Named Fiduciary
         (b) Directions from Administrator
         (c) Directions from Named Fiduciary
         (d) Co-Fiduciary Liability
         (e) Indemnification
         (f) Survival

8    RESIGNATION OR REMOVAL OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         (a) Resignation
         (b) Removal

 9   SUCCESSOR TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         (a) Appointment
         (b) Acceptance
         (c) Corporate Action

                               TABLE OF CONTENTS
                                  (CONTINUED)

SECTION                                                                                                               PAGE
---------                                                                                                             ----
10   TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

11   RESIGNATION, REMOVAL, AND TERMINATION NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

12   DURATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

13   AMENDMENT OR MODIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

14   GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (a) Employment of Affiliates as Agents for Trustee
         (b) Entire Agreement
         (c) Waiver
         (d) Successors and Assigns
         (e) Partial Invalidity
         (f) Section Headings
         (g) Single Trust
         (h) Withdrawal
         (i)  Definition of Named Fiduciary

15   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (a) Massachusetts Law Controls
         (b) Trust Agreement Controls

SCHEDULES
---------

   A.   Administrative Services
   B.   Fee Schedule
   C.   Investment Options
   D.   Administrator's Authorization Letter
   E.   Named Fiduciary's Authorization Letter
   F.   IRS Determination Letter or Opinion of Counsel
   G.   Telephone Exchange Guidelines

TRUST AGREEMENT, dated as of the first day of March, 1997, between PIPER IMPACT, INC., a Delaware corporation, a wholly owned subsidiary of QUANEX CORPORATION, a Delaware corporation, having an office at 1900 West Loop South, Houston, TX 77027 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                  WITNESSETH:


         WHEREAS, the Sponsor has previously sponsored the Piper Impact 401(k) Plan (the "Plan") for the exclusive benefit of its employees who qualify and their beneficiaries; and


         WHEREAS, the Board of Directors of the Sponsor has resolved to amend, restate and continue the Piper Impact 401(k) Plan Trust in the form of the trust agreement between Fidelity Management Trust Company (the "Trust"); and


         WHEREAS, the Administrative Committee of the Plan is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and


         WHEREAS, the Trustee is willing to hold and invest the Plan assets in trust among several investment options selected by the Administrative Committee of the Plan; and

         WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping functions under the Plan; and


         WHEREAS, the Sponsor (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and


         WHEREAS, the Trustee is willing to perform recordkeeping services for the Plan if the services are purely ministerial in nature and are provided within a framework of Plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.


         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:



SECTION 1. TRUST. The Sponsor hereby establishes the amendment and restatement of the Piper Impact 401(k) Plan Trust (the "Trust"), with the Trustee. The Trust assets shall consist of the property held in the Trust on the date of this Agreement , such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS.
Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries. However, the Sponsor retains the right provided in the Plan to have Trust assets revert to them upon a mistake of fact or disallowance of a deduction based upon any contribution to the Trust.



SECTION 3. DISBURSEMENTS.

         (a) Directions from Administrator. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.



         (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

SECTION 4. INVESTMENT OF TRUST.

         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.


         (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to what investment options Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"),
(ii) equity securities issued by the Sponsor or an affiliate of the Sponsor which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), and (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, , and (iv) collective investment funds maintained by the Trustee for qualified plans.The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.


         (c) Participant Direction. Each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts and the Trustee must comply with any such directions unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". If a Plan participant makes an oral investment via the telephone exchange system, the Trustee will return to that participant a written confirmation of that direction. Any directions made by a Participant using the telephone exchange system shall be treated as a direction made in writing by the Named Fiduciary for purposes of Section 7 hereafter. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

         (d) Mutual Funds. Trust investments in Mutual Funds shall be subject to the following limitations:

                 (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

                 (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions arc received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants.


         (e) Sponsor Stock. Trust investments in Sponsor Stock shall be subject to the following limitations:

                 (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under 4(c) of this Agreement. Up to 100% of the Trust assets may be so invested in Sponsor Stock.

                 (ii) Fiduciary Duty of the Administrative Committee. The Administrative Committee shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Administrative Committee or Plan Participants with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

                 (iii)    Execution of Purchases and Sales.

                          (A)     Purchases and sales of Sponsor Stock (other
than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfer of funds (if applicable), necessary to
accurately effect such transactions.   Exchanges of Sponsor Stock shall be made
in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                                  (1)       If the Trustee is unable to
determine the number of shares required to be purchased or sold on such day; or

                                  (2)      If the Trustee is unable to purchase
or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                  (3)      If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2) or
(3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Administrative Committee to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrative Committee.

                          (B)     Use of an Affiliated Broker.  The Sponsor
hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                  (1)  As consideration for such brokerage
services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of five cents ($.05) commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, four cents ($.04) commission on each share of Sponsor Stock from 10,001 to 20,000 shares in a singular transaction, and three and one-half cents ($.035) commission on each share of Sponsor Stock in excess of 20,000 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                  (2)  Following the procedures set forth in
Department of Labor Prohibited Transaction Class Exemption 86-128 (PTCE 86-128), the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will, within the time periods specified in PTCE 86-128, provide the Sponsor with the confirmations and reports required under PTCE 86-128.

                                  (3)      Any successor organization of FBSI,
through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                                  (4)  The Trustee and FBSI shall continue to
rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                                  (iv)  Securities Law Reports.  The
Administrator shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust's ownership of Sponsor Stock as the Administrator may reasonably request in order to comply with Federal or state securities laws.

                                  (v)  Voting and Tender Offers.
Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.


                          (A)     Voting.

                                  (1)  When the issuer of Sponsor Stock
prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide
a copy of   all proxy solicitation materials to be sent to each Plan
participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the participant's accounts.

                                  (2)  Each participant shall have the right to
direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the participant. The Trustee shall vote shares of Sponsor Stock credited to participant's account for which it has received no directions from the participant in the same proportion on each issue as it votes those shares for which it received voting instructions from participants.

                                  (3)  The Trustee shall vote that number of
shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares not credited to participant's accounts by a fraction of which the numerator is the number of shares of Sponsor Stock credited to participant's accounts for which the Trustee received voting directions from participants and of which the denominator is the total number of shares of Sponsor Stock credited to participant's accounts. The Trustee shall vote those shares of Sponsor Stock not credited to participant's accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants. The Trustee shall not vote the remaining shares of Sponsor Stock not credited to participant's accounts.


                          (B)     Tender Offers.

                                  (1)  Upon commencement of a tender offer for
any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the participants account (both vested and unvested).

                                  (2)  Each participant shall have the right to
direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant.

                                  (3)  The Trustee shall tender that number of
shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares of Sponsor Stock not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock credited to participants' accounts for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of Sponsor Stock credited to participants' accounts.

                                  (4)  A participant who has directed the
Trustee to tender some or all of the shares of Sponsor Stock credited to the participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                  (5)  A direction by a participant to the
Trustee to tender shares of Sponsor Stock credited to the participant's accounts shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                          (vi)     Shares Credited  For all purposes of this
Section, the number of shares of Sponsor Stock deemed "credited" to a participant's accounts shall be determined as of the relevant date (the record date or the date specified in the tender offer) shall be calculated by reference to the number of shares reflected on the books of the transfer agent as of the relevant date, In the case of a tender offer, the number of shares credited shall be determined as of a date as close as administratively feasible to the relevant date.

                          (vii)   General.  With respect to all rights other
than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's accounts, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                 (viii) Conversion. All provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.


         (f)    Notes   The Administrator shall act as the Trustee's agent for
the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall notify the Trustee of the request by use of the Telephone Exchange System. The trustee shall determine, based on the current value of the Plan participant's account, the amount available for the loan. The Plan participant shall then direct the Trustee regarding the amount to be borrowed and the term or period for repayment.

Based on the most recent interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Plan participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the Plan participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for instructing the Trustee as to whether the Administrator has approved the loan. The Trustee shall send the loan proceeds to the Administrator or to the Plan participant in accordance with the directions form the Administrator. In all cases, such approval by the Administrator shall be made within 30 days of the Plan participant's initial request (the origination date).

         (g)  Commingled Pool Investments   To the extent that the
Administrative Committee of the Plan selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.



         (h) Reliance of Trustee on Directions. (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts. (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Administrative Committee's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Administrative Committee's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.



         (i) Trustee Powers. The Trustee shall have the following powers and authority:

                 (i) Subject to paragraphs (b), (c), and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or public auction. No person dealing with the Trustee shall be bound to see the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                 (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

                 (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                 (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

                 (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                 (vi) To take any action, whether by legal proceeding, compromise, or otherwise, as the Trustee in its sole discretion believes to be in the best interest of the Trust if there is a default in the payment of any principal or income of the Trust at any time.

                 (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                 (viii) To do all other acts that are in accordance with the powers granted to the Trustee under common law, the applicable state trust law and other applicable statutes.

                 (ix) The Trustee is not required to take any legal action to collect, preserve or maintain any Trust property unless it has been indemnified either by the Trust itself, with the approval of the administrative committee of the Plan, or by the Sponsor. Any property acquired by the Trustee through the enforcement or compromise of any claim or claims that has as Trustee of this Trust will become a part of the Trust.


SECTION 5. RECORDKEEPING TO BE PERFORMED.

         (a) General. The Trustee shall perform those recordkeeping functions described in Schedule "A" attached hereto. These recordkeeping functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

         (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in
Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth, all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

         (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

         (d) Effect of Plan Amendment. The Trustee's provision of the recordkeeping services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping services and such other information as the Trustee may reasonably request.

         (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans.



SECTION 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule 'B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.


SECTION 7. DIRECTIONS AND INDEMNIFICATION.

         (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

         (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

         (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrative Committee in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

         (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

         (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's breach of its fiduciary duties under ERISA.

         (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.



SECTION 8. RESIGNATION OR REMOVAL OF TRUSTEE.

         (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

         (b) Removal. The Sponsor may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 9. SUCCESSOR TRUSTEE.

         (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.



SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust.

If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.



SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Wayne M. Rose, Vice President - Chief Financial Officer, Quanex Corporation, 1900 West Loop South, Suite 1500, Houston, TX 77027, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.



SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.


SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.



SECTION 14. GENERAL.

         (a) Employment of Affiliates as Agents for Trustee. The Sponsor acknowledges and authorizes that the Trustee may employ its affiliates to act as its agent in the performance of its responsibilities under this Agreement. In particular, the Sponsor specifically acknowledges and authorizes that the Trustee may employ Fidelity Investments Institutional Operations Company or its successor to perform recordkeeping functions under this Agreement. The expenses and compensation of any such agent shall be paid by the Trustee out of its fees described in Schedule "B" attached hereto.

         (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

         (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

         (g) Single Trust. The Trust will be a single trust within the meaning of Section 414(1) of the Internal Revenue Code of 1986, as amended, with respect to the Sponsor and any other employer that adopts the Trust with the consent of the Sponsor and the Trustee. All Trust assets will be available to pay the benefits of all such employers' eligible employees and their beneficiaries.

         (h) Withdrawal. The employers that adopt this Trust may withdraw from the Trust by giving 60 days written notice of their intent to withdraw to the Sponsor and the Trustee.

         The administrative committee of the Plan will then determine, within sixty (60) days following the receipt of the notice, the portion of the Trust that is attributable to the members employed by the withdrawing employer and shall forward a copy of the determination to the Trustee. Upon receipt of the determination, the Trustee will segregate those assets attributable to the members employed by the withdrawing employer and will transfer those assets to the successor Trustee or Trustees when it receives a designation of such successor from the withdrawing employer.

         The withdrawal from the Trust will not terminate the Plan or Trust with respect to the withdrawing employer. Instead, the employer shall, as soon as practical, either appoint a successor Trustee or Trustees and reaffirm this Trust as a new and separate trust intended to fund the Plan which is qualified under Section 401(a) of the Code or establish another defined contribution plan and trust intended to qualify under Section 401(a) of the Code.

         The determination of the administrative committee of the Plan, in its sole discretion, of the portion of the Trust that is attributable to the members employed by the withdrawing employer will be final and binding upon all parties at interest; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing employer, the members employed by that employer and their beneficiaries, and the successor Trustee or Trustees.




SECTION 15. GOVERNING LAW.

         (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

         (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.




                                        PIPER IMPACT, INC.


Attest:                                 By:
         ---------------------------       ------------------------
         Secretary

                                        FIDELITY MANAGEMENT TRUST
                                        COMPANY



Attest:                                 By:
         ---------------------------       ------------------------
         Assistant Clerk                   Vice President

                                  SCHEDULE "A"

                            ADMINISTRATIVE SERVICES


Administration

* Establishment and maintenance of participant account and election percentages.

*    Maintenance of the following plan investment options:

        -Fidelity Asset Manager
        -Fidelity Contrafund
        -Fidelity Blue Chip Growth Fund
        -Fidelity Intermediate Bond Fund
        -Fidelity Puritan Fund
        -Fidelity Retirement Growth Fund
        -Fidelity Money Market Trust: Retirement Money Market Portfolio -Fidelity Managed Income Portfolio
        -Sponsor Stock

*    Maintenance of the following money classifications:

        - Salary Deferral Contribution Account
        - Matching Contribution Account
        - Rollover Account
        - Qualified Non-elective Employer Contribution Account

o The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and as detailed in the Plan Administrative Manual and no others.

A)      PROVIDE PARTICIPANT TELEPHONE SERVICES

        1. Fidelity registered representatives are available from 8:30 a.m. - 8:00 p.m. ET to provide toll free telephone service for participant inquiries and transactions. Additionally, participants have 24 hour account balance inquiry access utilizing our automated voice response system.

        2. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

        3. Through our telephone services, Fidelity provides the following services:

         o       Provide investment information.
         o       Maintain plan and GIC specific provisions.
         o Process exchanges (transfers) between Fidelity's mutual funds on a daily basis.
         o Maintain and process changes to participants' contribution allocations for all money sources.
         o Allow participants to change their deferral and after-tax percentages and provide updates via EDT for customer to apply to its payrolls accordingly.

         Process all participant loan and withdrawal requests via Fidelity's
         toll-free        telephone service according to plan provisions on a
         daily basis

B)       PLAN ACCOUNTING

         1. Process payroll contributions according to your payroll frequency via electronic data transfer (EDT) or consolidated magnetic tape. The data format will be provided by Fidelity.

         2.      Provide plan and participant level accounting for up to nine
         (9) money classifications for the Plan.

         3.      Audit and reconcile the plan and participant accounts daily.

         4. Provide daily plan and participant level accounting for up to 12 Fidelity managed investment funds.

         5. Reconcile and process participant withdrawal requests as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

         6. Maintain and process changes to participants' prospective and existing investment mix elections via Fidelity's toll-free telephone service.

C)       PARTICIPANT REPORTING

          1. Mail confirmation to participants of all transactions initiated via Fidelity Telephone Services within three (3) calendar days of the transaction.

          2. Prepare and mail via first class to each plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed no later than twenty (20) calendar days after each quarter end.



D)       PLAN REPORTING

         1. Prepare, reconcile and delivery a monthly Trial Balance Report presenting all money classes and investments. This report is based on the parket value as of the last business day of the month. The report will be delivered not later than twenty (20) days after the end of each month in the absence of unusual circumstances.

         2. Prepare, reconcile and delivery a Quarterly Administrative Report presenting both on a participant and a total plan basis all money classes, investment positions and a summary of all activity of the participant and plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) days after the end of each quarter in the absence of unusual circumstances.

E)       GOVERNMENT REPORTING

         Prepare and furnish to participants and the Internal Revenue Service forms 1099R., as well as financial reporting to assist in the preparation of Form 5500.

F)       OTHER

         Performance of non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.


PIPER IMPACT, INC.                      FIDELITY MANAGEMENT TRUST
                                        COMPANY

By:                                     By:
     -----------------------               ----------------------------
                        Date               Vice President          Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE

Annual Participant Fee                                              $20.00 per participant*, subject to a
                                                                    $7,500 per year minimum,
                                                                    billed and payable quarterly.

Loan Fee                                                            Establishment fee of $35.00 per loan account; annual
                                                                    fee of $15.00 per loan account.

Return of Excess Contribution Fee                                   $25.00 per participant, one-time
                                                                    charge per calculation and check
                                                                    generation.

o Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.

TRUSTEE FEES

         To the extent that assets are invested in Mutual Funds, 0.02% per year payable pro rata quarterly on the basis of such assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00 nor more than $5,000.00 per year.

         To the extent that assets are invested in Sponsor Stock, 0.25% of such assets in the Trust payable quarterly on the basis of such assets as of the calendar quarter's last valuation date.

         The minimum total Trustee fee is $10,000.

PIPER IMPACT, INC                       FIDELITY MANAGEMENT TRUST
                                        COMPANY

By:                                     By:
    -------------------------               ---------------------------------
                         Date               Vice President          Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS


         In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:


         -Fidelity Asset Manager
         -Fidelity Contrafund
         -Fidelity Blue Chip Growth Fund
         -Fidelity Intermediate Bond Fund
         -Fidelity Puritan Fund
         -Fidelity Retirement Growth Fund
         -Fidelity Money Market Trust: Retirement Money Market Portfolio -Fidelity Managed Income Portfolio
         -Sponsor Stock

         The investment option referred to in Section 4(c) and 4(h)(v)(B)(5) shall be Fidelity Money Market Trust: Retirement Money Market Portfolio.



PIPER IMPACT, INC.


By:
     -------------------------
                          Date

                                  SCHEDULE "D"

                          [ADMINISTRATOR'S LETTERHEAD]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street
Boston, Massachusetts  02109

                                [NAME OF PLAN]

         *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

         Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. Redden:

         This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                  Very truly yours,

                                  [ADMINISTRATOR]


                                  By

[signature of designated individual]
------------------------------------
[name of designated individual]

[signature of designated individual]
------------------------------------
[name of designated individual]

[signature of designated individual]
------------------------------------
[name of designated individual]

                                  SCHEDULE "E"

                         [NAMED FIDUCIARY'S LETTERHEAD]


Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street
Boston, Massachusetts  02109

                                 [NAME OF PLAN]

Dear Ms. Redden:

         This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                               Very truly yours,

                               [NAMED FIDUCIARY]


                               By


[signature of designated individual]
------------------------------------
[name of designated individual]


[signature of designated individual]
------------------------------------
[name of designated individual]


[signature of designated individual]
------------------------------------
[name of designated individual]

                                  SCHEDULE "F"
                             [LAW FIRM LETTERHEAD]

**NOTE: MAY SUBMIT THE PLAN'S IRS DETERMINATION LETTER IF THE LETTER IS NO MORE THAT TWO YEARS OLD.

Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, MA  02109
                                 [NAME OF PLAN]
Dear Ms. Redden:

         In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

         The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

         The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

         Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

                               Sincerely,
                               [name of law firm]

                               By       [signature]
                                 -----------------
                                        [name of partner]

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE GUIDELINES

The following telephone exchange procedures are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIIOC reserves the right to change these telephone exchange procedures at its discretion.

EXCHANGES BETWEEN MUTUAL FUNDS

         Participants may call on any business day to exchange between mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

EXCHANGES FROM MUTUAL FUNDS TO SPONSOR STOCK

         Sponsor Stock exchanges are processed on monthly cycle. Participants who wish to exchange out of a mutual fund into Sponsor Stock may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         Mutual fund shares are sold on the 15th of the month (or the previous business day if the 15th is not a business) and the Sponsor Stock is purchased within two (2) business days after the date on which the mutual fund shares are sold.

EXCHANGES FROM SPONSOR STOCK TO MUTUAL FUNDS

         Participants who wish to exchange out of Sponsor Stock into mutual funds may call between the 1st and the 15th of the month. No calls will be accepted after 4:00p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         The Sponsor Stock is sold on the 16th (or next business day if the 16th is not a business day) and the subsequent purchase into mutual funds will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity. Orders for sales of Sponsor Stock must be share specific.



EXCHANGES BETWEEN MUTUAL FUNDS AND MANAGED INCOME PORTFOLIO

         Participants who wish to exchange out of a mutual fund into the Managed Income Portfolio may call on any business day. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

EXCHANGES FROM MANAGED INCOME PORTFOLIO TO SPONSOR STOCK

         Participants who wish to exchange out of the Managed Income
         Portfolio into Sponsor Stock may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         Managed Income Portfolio shares are sold on the 15th of the month (or the previous business day if the 15th is not a business day) and the Sponsor Stock is purchased within two (2) business days after the date on which the Managed Income Portfolio shares are sold.

EXCHANGES FROM SPONSOR STOCK TO MANAGED INCOME PORTFOLIO

         Participants who wish to exchange out of Sponsor Stock into the Managed Income Portfolio may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         The Sponsor Stock is sold on the 16th (or next business day if the 16th is not a business day) and the subsequent purchase into the Managed Income Portfolio will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity. Orders for sales of Sponsor Stock must be share specific.

EXCHANGE RESTRICTIONS

         Participants will not be permitted to make direct transfers from the Managed Income Portfolio into a competing fund. Participants who wish to exchange from the Managed Income Portfolio into a competing fund, must first exchange into a non-competing fund for a period of 90 days.


PIPER IMPACT, INC.


By:
     -----------------------